CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 7, 2001, on Dreyfus Government Cash Management Funds (comprising, respectively, Dreyfus Government Cash Management Fund and Dreyfus Government Prime Cash Management Fund), which is incorporated by reference in this Registration Statement (Form N-1A No. 2-89359) of Dreyfus Government Cash Management Funds.




                                     /S/ERNST & YOUNG LLP
                                     ERNST & YOUNG LLP


New York, New York
May 24, 2001